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                                                                      Exhibit 99

                           HOMEGATE HOSPITALITY, INC.


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 1, 1997


        The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Homegate Hospitality, Inc. (the "Company") to be held on December 1, 1997, and the Proxy Statement-Prospectus in connection therewith, each dated October 27, 1997, and (2) constitutes and appoints Robert A. Faith and John C. Kratzer and each of them, his attorneys and proxies, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act with respect to, all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at that meeting and at any meeting(s) as adjourned ("Adjournment(s)"), as follows:



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                                                                     [ X ]


        1. APPROVAL AND ADOPTION OF THE MERGER OF A WHOLLY-OWNED SUBSIDIARY OF PRIME WITH AND INTO THE COMPANY AND THE AGREEMENT AND PLAN OF MERGER AMONG THE COMPANY, PRIME AND SUCH WHOLLY-OWNED SUBSIDIARY OF PRIME:

                   FOR          AGAINST       SUSTAIN
                  [  ]           [  ]           [  ]


        2. IN THE DISCRETION of the proxies on any other matters as may properly come before the meeting or any Adjournment(s) thereof.


THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER OF A WHOLLY-OWNED SUBSIDIARY OF PRIME WITH AND INTO THE COMPANY AND THE AGREEMENT AND PLAN OF MERGER AMONG THE COMPANY, PRIME AND SUCH WHOLLY-OWNED SUBSIDIARY OF PRIME. IN ORDER FOR THIS PROXY TO BE VALID, IT MUST BE SIGNED BELOW.


                               Please sign below, date, and return promptly.

                               DATED: _______________________________, 1997

                               ___________________________________________
                                        (SIGNATURE OF STOCKHOLDER)

                               ___________________________________________
                                       (SIGNATURE IF HELD JOINTLY)

                               IMPORTANT: Please sign exactly as name appears to the left. When signing on behalf of a corporation, partnership, estate, trust, or in other representative capacity, please sign name and title. For joint tenants, both should sign.


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